Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the USFS Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the USFS Funds Trust for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the USFS Funds Trust for the stated period.

/s/ Mark Elste Mark Elste President and Chief Executive Officer USFS Funds Trust	/s/ Walter Yurkanin Walter Yurkanin Treasurer and Principal Financial Officer USFS Funds Trust
Dated: February 23, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by USFS Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.